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FOR IMMEDIATE RELEASE
                                                                 Media Contacts:
                                                                 Myra Moreland
                                                                 734 207-6762

METALDYNE ANNOUNCES RECEIPT OF WAIVERS UNDER SENIOR CREDIT AND RECEIVABLES FACILTIES

         Plymouth, Michigan (April 2, 2004) -- Metaldyne Corporation (the "Company") announced that it has received waivers from the required lenders under its senior secured credit facilities and from the required parties under its accounts receivable securitization facility with respect to certain provisions requiring the Company to deliver financial statements and certain related matters. The Company is also obligated to provide financial statements under other debt agreements and under certain of its operating lease agreements within prescribed periods. As previously announced, the Company is delayed in filing an Annual Report on Form 10-K containing audited financial statements for its 2003 fiscal year ended December 28, 2003 due to an independent inquiry into certain accounting allegations. In general, the waivers under the senior credit and accounts receivable securitization facilities waive the delivery of financial statements for a period of time ending on the earlier of June 1, 2004 or the occurence of certain adverse events, including a delivery of a notice of default under certain other agreements. During the waiver period, the Company expects to have access to its revolving credit facility and to its accounts receivable securitization, as typically required, subject to compliance with covenants and other applicable limitations. Copies of these waivers will be filed with the Securities and Exchange Commission as Exhibits to a Form 8-K.

         In addition, the Company has obtained waivers under its relevant sale-leaseback documents that are generally no less favorable to the Company than the waivers received from the Company's senior lenders. In the event that certain waivers expire or are not obtained or notices of default are delivered in respect of the Company's debt securities, the Company could be materially and adversely affected and lose access to its revolving credit and accounts receivable securitization facilities. There can be no assurance that the matters delaying completion of any audit will be resolved prior to the expiration of any waivers.


About Metaldyne

         Metaldyne is a leading global designer and supplier of metal-based components, assemblies and modules for the automotive industry. Through its Chassis, Driveline and Engine groups, the Company supplies a wide range of products for powertrain and chassis applications for engines, transmission/transfer cases, wheel-ends and suspension systems, axles and driveline systems. Metaldyne is also a globally recognized leader in noise and vibration control products.

Forward-Looking Statements

         This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results because of certain risks and uncertainties, including but not limited to the outcome and length of the pending inquiry into certain accounting matters, general economic conditions in the markets in which the Company operates, declines in North American

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automobile and light truck builds, reductions in outsourcing by the Company's automotive customers, the Company's dependence on automotive industry and industry cyclicality; customer concentration; increases in the Company's raw material and energy costs, labor costs and strikes at our major direct and indirect customers and at the Company's facilities, dependence on significant automotive customers, the level of competition in the automotive supply industry and pricing pressures from the Company's customers, technological developments that could competitively disadvantage the Company, risks associated with conducting business in foreign countries, dependence on key personnel and relationships, and the Company's high leverage and ability to service its debt, and the impact of any defaults under its material agreements and debt instruments.






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